Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANESOXLEY ACT OF 2002

In connection with this Quarterly Report of GreeneStone Healthcare Corporation (the “Company”), on Form 10Q for the six months ended June 30, 2016, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Shawn E. Leon, Chief Financial Officer of the Company, certify to the best of my knowledge, pursuant to 18 U.S.C. Sec. 1350, as adopted pursuant to Sec. 906 of the SarbanesOxley Act of 2002, that:

(1)	Such Quarterly Report on Form 10Q for the six months ended June 30, 2016, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in such Quarterly Report on Form 10Q for the six months ended June 30, 2016, fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 9, 2016

GreeneStone Healthcare Corporation

by: /s/ Shawn E. Leon

Shawn E. Leon

Chief Financial Officer